Exhibit 3.1

Delaware The First State	Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RESHAPE LIFESCIENCES INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 2025, AT 1:14 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF AUGUST, A.D. 2025 AT 12 O’CLOCK A.M.

4435749 8100 SR# 20253660262	Authentication: 204465975 Date: 08-13-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF EIGHTH AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

RESHAPE LIFESCIENCES INC.

ReShape Lifesciences Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A. The name of this corporation is ReShape Lifesciences Inc. and the date on which the Restated Certificate of incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was October 12, 2016 (the “Restated Certificate of incorporation”).

B. The date on which the first amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 14, 2018.

C.  The date on which the second amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was July 24, 2019.

D. The date on which the third amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

E.  The date on which the fourth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

F. The date on which the fifth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was December 21, 2022.

G.  The date on which the sixth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was September 18, 2024.

H. The date on which the seventh amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was May 6, 2025.

I. On August 12, 2025, the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation be further amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation and the stockholders of the Corporation approved the amendments set forth herein at a meeting duly called and held on July 24, 2025.

J. This certificate of eighth amendment (the “Certificate of Eighth Amendment”) to the Restated Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

K. This Certificate of Eighth Amendment to the Restated Certificate of Incorporation shall be effective at 12:00 a.m. Eastern Time on August 15, 2025.

State of Delaware Secretary of State Division of Corporations Delivered 01:14 PM 08/13/2025 FILED 01:14PM 08/1312025 SR 20253660262 - File Number 4435749

L. The Restated Certificate ofincorporation is hereby further amended to amend and restate paragraph 3 of ARTICLE IV in the form below:

“3. Reverse Stock Split.

Upon the effectiveness of the filing of this Certificate of Eighth Amendment (the “Effective Time”), each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock"), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified (without any further act) into a smaller number of shares such that each four (4) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”). The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. The reverse stock split shall also not increase or decrease the authorized shares of Common Stock or Preferred Stock as set forth in ARTICLE IV, Section 1 hereof. As soon as practicable following the Effective Time, the Corporation will cause the Corporation’s exchange agent and registrar to issue new book entries representing the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ReShape Lifesciences Inc. has caused this Certificate of Eighth Amendment to be executed by its duly authorized officer on this 13th day of August, 2025.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Name:	Paul F. Hickey
Title:	President and Chief Executive Officer

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